Exhibit (23)(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Xerox Holdings Corporation of our report dated February 25, 2021 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Xerox Holdings Corporation’s and Xerox Corporation’s combined Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers LLP

Stamford, Connecticut

June 29, 2021